UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 30, 2004

Integrity Media, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	No. 000-24134	63-0952549

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Cody Road Mobile, Alabama	36695

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (251) 633-9000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events and Required FD Disclosure.

     On March 30, 2004, Integrity Media, Inc. (the “Company”) filed a Form 12b-25 due to the Company’s inability to file its Annual Report on Form 10-K for the year ended December 31, 2003 (the “Form 10-K”) by the prescribed date of March 30, 2004 without unreasonable effort or expense because the Company is in the process of restating its earnings for the fiscal years ended December 31, 2001 and 2002, which will affect certain quarters of 2003. The Company estimates that the effect on prior years will be a cumulative additional loss of $0.03 per diluted share, representing an aggregate total of $245,000, with a corresponding increase in 2003 earnings. The Company will file the Form 10-K within the time period granted by Rule 12b-25(b).

     In the midst of making improvements to existing internal controls, procedures, and system changes for the Company’s UK subsidiary, the Company identified several prior year issues that resulted in this restatement.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Integrity Media, Inc.
Date: March 31, 2004	By:	/s/ P. Michael Coleman
P. Michael Coleman
Chairman, President and Chief Executive Officer

Date: March 31, 2004	By:	/s/ Donald S. Ellington
Donald S. Ellington
Senior Vice President of Finance and Administration (Principal Financial and Accounting Officer)

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